UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2022

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza,	Suite 1530	Clayton,	MO	63105
(Address of principal executive offices)				(Zip Code)
(314) 480-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value per share	OLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐		Emerging growth company

☐		If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.    Entry into a Material Definitive Agreement.

Credit Agreement

On October 11, 2022, Olin Corporation (the “Registrant”) completed a refinancing of Registrant’s senior unsecured Credit Agreement, dated as of July 16, 2019 (as amended, the “Existing Credit Agreement”), by entering into a new senior unsecured credit agreement (the “Replacement Credit Agreement”), with the lenders party thereto and Bank of America, N.A., as administrative agent.

The Replacement Credit Agreement provides the Registrant with a senior unsecured term loan facility in an aggregate principal amount of up to $350,000,000 (the “Term Loan Facility”) and a senior unsecured revolving credit facility with aggregate commitments in an amount equal to $1,200,000,000 (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Replacement Credit Facilities”).

The Registrant is the sole borrower under the Replacement Credit Facilities. The Registrant is permitted to add any of its wholly-owned subsidiaries as an additional borrower under the Revolving Credit Facility. The obligations of any additional borrowers under the Revolving Credit Facility will be joint and several with the Registrant.

The Replacement Credit Facilities generally provide for borrowings in multiple currencies at interest rates equal to (i) SOFR, SARON, CDOR Rate or EURIBOR, plus, in each case, a margin ranging from 1.375% to 1.875% or (ii) the base rate, plus a margin ranging from 0.375% to 0.875%, in all cases, as determined in accordance with the Replacement Credit Agreement. In each case, the applicable margin is based on the Registrant’s leverage ratio. The Term Loan Facility will require principal amortization payments that will be payable in quarterly installments beginning with the fiscal quarter ending March 31, 2023 and ending with the fiscal quarter ending December 31, 2024, at a rate of 0.625% per quarter of the outstanding principal amount thereof, and thereafter, increasing to 1.250% per quarter of the outstanding principal amount thereof.

The Term Loan Facility was fully drawn on the closing date. The proceeds of the Term Loan Facility will be used to refinance the loans and commitments outstanding under the Existing Credit Agreement. Loans under the Revolving Credit Facility will be available at any time prior to the maturity date of the Revolving Credit Facility, subject to customary conditions. The proceeds of the Revolving Credit Facility will be used for working capital and other general corporate purposes and to refinance the loans outstanding under the Existing Credit Agreement. The Replacement Credit Facilities are scheduled to mature on October 11, 2027.

The Replacement Credit Agreement contains customary representations, warranties and affirmative and negative covenants. The Replacement Credit Facilities include financial maintenance covenants that require the Registrant to (i) maintain a consolidated interest coverage ratio of not less than 3.00 to 1.00 as of the end of each fiscal quarter beginning with the fiscal quarter ending on December 31, 2022 and (ii) maintain a consolidated net leverage ratio of no more than 3.75 to 1.00 as of the end of each fiscal quarter beginning with the fiscal quarter ending on December 31, 2022; provided that, in connection with any material acquisition, the Registrant may elect (no more than two times) to increase the consolidated net leverage ratio to 4.25 to 1.00 for the four quarter period following such acquisition.

The obligations of the Registrant under the Replacement Credit Agreement may be accelerated upon the occurrence of customary events of default, including nonpayment of principal or interest, breaches of covenants, cross-defaults to other material debt and specified bankruptcy events.

The foregoing description of the Replacement Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Replacement Credit Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated by reference herein.

Twelfth Amendment to Amended and Restated Credit and Funding Agreement

On October 11, 2022, the Registrant executed a Twelfth Amendment (the “Twelfth Amendment”) to the Amended and Restated Credit and Funding Agreement among the Registrant, the lenders party thereto, and PNC Bank, National Association, as administrative agent, related to the Industrial Development Authority of Washington County Series 2010A bonds, The Industrial Development Authority of Washington County Series 2010B bonds, The Mississippi Business Finance Corporation Series 2010 bonds and The Industrial Development Board of the County of Bradley and the City of Cleveland, Tennessee Series 2010 bonds to, among other things, replace the LIBOR provisions with SOFR provisions and amend certain covenants to be consistent with the covenants contained in the Replacement Credit Agreement described in Item 1.01.

The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Twelfth Amendment, which is attached hereto as Exhibit 4.1 and which is incorporated by reference herein.

Ninth Amendment to the Receivables Financing Agreement

On October 11, 2022, the Registrant executed Amendment No. 9 (the “Ninth Amendment”) to Receivables Financing Agreement among the Registrant, as servicer, Olin Finance Company, LLC, as borrower (the “Borrower”), PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as structuring agent, and the Lender parties thereto. Among other things, the Ninth Amendment increases the facility limit to $425,000,000, replaces the LIBOR provisions with SOFR provisions and extends the scheduled termination date of the Receivables Financing Agreement to October 14, 2025.

The foregoing description of the Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Ninth Amendment, which is attached hereto as Exhibit 10.2 and which is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

On October 11, 2022, in connection with the effectiveness of the Replacement Credit Agreement, the Registrant prepaid in full the outstanding aggregate principal amount of all loans, together with all accrued and unpaid interest thereon, under the Existing Credit Agreement and, in connection with such prepayment, the Existing Credit Agreement, including all commitments thereunder, was terminated.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Replacement Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
4.1
Twelfth Amendment to Amended and Restated Credit and Funding Agreement, dated as of October 11, 2022, among Olin Corporation, the Lenders (as defined therein), and PNC Bank, National Association, as administrative agent.

10.1	Credit Agreement, dated as of October 11, 2022, among Olin Corporation, the Lenders and Issuing Banks (as defined therein) and Bank of America, N.A.
10.2
Amendment No. 9 to Receivables Financing Agreement and Reaffirmation of Performance Guaranty, dated as of October 11, 2022, among Olin Corporation, as servicer, Olin Finance Company, LLC, as borrower, PNC Bank, National Association, as administrative agent, PNC Capital Markets LLC, as structuring agent, and the Lender parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION
By:	/s/ Dana O’Brien
	Name:	Dana O’Brien
	Title:	Senior Vice President, General Counsel and Secretary

Date: October 12, 2022